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                                                                   EXHIBIT 15(k)

                           PACIFIC HORIZON FUNDS, INC.

                            SHAREHOLDER SERVICE PLAN


I.       Introduction

                  It has been proposed that Pacific Horizon Funds, Inc. (the "Company") pay for expenses incurred in connection with the provisions of shareholder services with respect to the SRF Shares of its Asset Allocation, Blue Chip and Intermediate Bond Funds (collectively the "Funds" and individually a "Fund"), and that a written plan describing all material aspects of the proposed financing be adopted by the Company.

                  In particular, it has been proposed that the SRF Shares of the Funds bear: (a) expenses incurred in connection with nondistribution shareholder service provided by the distributor of the Company (the "Distributor") to Service Organizations and/or the beneficial owners of SRF Shares; (b) periodic payments made to Service Organizations for the provision of support services to the beneficial owners of SRF Shares; and (c) expenses incurred in implementing and operating this Plan. Under this proposal, payments would be made by the Company to the Distributor to the extent described below.

                  The Board of Directors in considering whether the Company should implement this Plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use the assets of the SRF Shares of the Funds for such purposes.

                  In voting to approve the implementation of this Plan, the Directors have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the SRF Shares of the Funds and their shareholders.

II.      Financing

                  The material aspects of the financing by the Company of shareholder servicing expenses incurred in connection with the SRF Shares of the Funds are as follows:

                  The SRF Shares of the Funds will pay the Distributor for expenses incurred in connection with non-distribution shareholder services provided by the Distributor to Service Organizations and/or the beneficial owners of SRF Shares,


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including but not limited to shareholder servicing provided by the Distributor at facilities dedicated for Fund use, provided that such shareholder servicing is not duplicative of the servicing otherwise provided on behalf of the SRF Shares of the Funds.

                  In addition, the SRF Shares of the Funds will pay the Distributor for fees to Service organizations (which may include the Distributor itself) for the provision of support services to persons who are the beneficial owners of SRF Shares ("Clients"). Such services may include: (a) establishing and maintaining accounts and records relating to Clients that invest in SRF Shares; (b) processing dividend and distribution payments from the SRF Shares of the Funds on behalf of Clients; (c) providing information periodically to Clients regarding their positions in SRF Shares; (d) arranging for bank wires;
(e) responding to Client inquiries concerning their investments in SRF Shares;
(f) providing the information to the Funds necessary for accounting and subaccounting; (g) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) for Clients;
(h) assisting in processing exchange and redemption requests from Clients; (i) assisting Clients in changing dividends options, account designations and addresses; and (j) providing such other similar services as the Distributor may reasonably request.

                  While this Plan is in effect the Distributor will be paid for such shareholder servicing expenses that are incurred in connection with the SRF Shares of the Funds on a monthly basis, at an annual rate of up to but not more than .25 of 1 percent of the average daily net assets of the SRF Shares of each Fund during such month. These monthly payments to the Distributor shall be made in accordance with, and subject to, the conditions set forth in Part III of this Plan.

III.     Other Provisions

                  (a) The monthly payments to the Distributor under Part II of this Plan shall be made in accordance with, and subject to, the following conditions:

                           (1) the calculation of the average daily net assets of the SRF Shares will not include those assets held in accounts opened via a transfer of assets from trust and agency accounts of Bank of America National Trust and Savings Association;

                           (2) if in any month the Distributor expends or is due more monies that can be immediately paid under Part II, due to the percentage limitation noted therein, the unpaid amount shall be carried

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                           forward from month to month while this Plan is in
                           effect until such time, if ever, when it can be paid in accordance with the provisions of Part II;

                           (3) if in any month the Distributor does not expend the entire amount then available under Part II, and assuming that no unpaid amounts have been carried forward and remain unpaid under such Part, then the amount not expended shall be considered a credit and may be drawn upon from month to month by the Distributor to permit payment under Part II when necessary in the future (i.e., carried back);

                           (4) payments made out of or charged against the assets of a particular Fund must be in payment for shareholder servicing expenses incurred on behalf of such Fund; and

                           (5) payments made pursuant to Part II must be for the shareholder servicing expenses described therein.

                  Notwithstanding any provisions of items (2) and (3) above, however, no amounts payable or credit due pursuant to this Plan for any fiscal year may be carried over for payment or utilized as a credit, as the case may be, beyond the end of such year. In addition, any amount being carried forward during any given year will be extinguished in the event this Plan is terminated in that year.

                  Payment to a Service Organization under Part II shall be subject to compliance by the Service Organization with the terms of an agreement between the Service Organization and the Distributor. If an investor in SRF Shares of a Fund ceases to be a client of a Service Organization that has entered into an agreement with the Distributor, but continues to hold SRF Shares of a Fund, the Distributor will be entitled to receive similar payments in respect to the shareholder servicing provided with respect to such investor.

                  (b) For the purpose of determining the amounts payable under this Plan, the value of the net assets of the SRF Shares for a Fund shall be computed in the manner specified in the Fund's prospectus as then in effect for the computation of the value of the net assets of a Fund's SRF Shares.

                  (c) The Distributor shall provide the Board of Directors, at least quarterly, with a written report of all amounts expended pursuant to Part II of this Plan. The report shall state the purpose for which the amounts were expended.


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                  (d) This plan shall continue until October 31, 1997, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved by a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

                  (e) This Plan may be amended at any time by the Board of Directors provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph (d) hereof.

                  (f) This Plan is terminable, as to any Fund, without penalty at any time by (i) vote of a majority of the Disinterested Directors, or (ii) vote of a majority of the outstanding voting securities of such Fund.

                  (g) The Company's Board of Directors has adopted this Plan as of November 1, 1996.


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                         SHAREHOLDER SERVICING AGREEMENT
                           With Respect to SRF Shares
                     of the Asset Allocation, Blue Chip and
                           Intermediate Bond Funds of
                           PACIFIC HORIZON FUNDS, INC.

Concord Financial Group, Inc.
3435 Stelzer Road
Columbus, Ohio 43219


Ladies and Gentlemen:

         We wish to enter into this Shareholder Servicing Agreement ("Agreement") with you concerning the provision of support services to our clients ("Clients") who may from time to time beneficially own SRF Shares of the Asset Allocation, Blue Chip and Intermediate Bond Funds (collectively the "Funds") of the Pacific Horizon Funds, Inc. (the "Company") that are covered by the Company's Shareholder Service Plan of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of said SRF Shares. SRF Shares of the Funds above are hereinafter referred to collectively as "Shares".

         The terms and conditions of this Agreement are as follows:

                   We agree to provide the following support services to Clients who may from time to time acquire and beneficially own Shares(1): (i) establishing and maintaining accounts and records relating to clients that invest in Shares; (ii) processing dividend and distribution payments from the Funds on behalf of Clients; (iii) providing information periodically to Clients regarding their positions in Shares; (iv) arranging for bank wires; (v) responding to Client inquiries concerning their investments in Shares; (vi) providing the information to the Funds necessary for accounting or subaccounting; (vii) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;
(viii) assisting in processing exchange and redemption requests from Clients;
(ix) assisting Clients in changing dividend options, accounts designations and addresses and (x) providing such other similar services as you may reasonably request to the extent we are permitted to do so under applicable statutes, rules and regulations.

                  We will provide such office space and equipment, telephone facilities and



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personnel (which may be any part of the space, equipment and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

                  Neither we nor any of our officers, employees or agents are authorized to make any representations concerning you or the Shares except those contained in the Funds' applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by you to us, or in such supplemental literature or advertising as may be authorized by you in writing.

                  For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Funds in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement. We will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

                  In consideration of the services and facilities provided by us hereunder, you will pay to us, and we will accept as full payment thereof, a fee at the annual rate of .____ of 1% of the average daily net asset value of the Shares beneficially owned by our Clients for whom we are the dealer of record or holder of record or with whom we have a servicing relationship (the "Clients' Shares"). Said fee will be computed daily and payable monthly. For purposes of determining the fee payable under Paragraph 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Funds' Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by you, in your sole discretion, at any time upon notice to us. Further, you may, in your discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Client or Clients.

                  We acknowledge that you will provide to the Funds' Board of Directors, and the Board of Directors will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designs with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the



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provision to Clients of the services describe herein), and will otherwise cooperate with you and your designee (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Funds' Board of Directors concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

                  You may enter into other similar Agreements with any other person or persons without our consent.

                  We hereby represent, warrant and agree that the compensation payable to us hereunder, together with any other compensation payable to us by our Clients in connection with the investment of their assets in Shares of the Funds, will be disclosed by us to our Clients, will authorized by our Clients and will not result in an excessive or unreasonable fee to us. We hereby further represent, warrant and agree that in no event will any of the services provided by us hereunder primarily intended to result in the sale of Shares.

                  This Agreement will become effective on the date a fully executed copy of this Agreement is received by you or your designee. Unless sooner terminated, this Agreement will continue until October 31, 1997, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Funds in the manner described in Paragraph 12. This Agreement is terminable with respect to the Shares, without penalty, at a time by the Funds (which termination may be by a vote of a majority of the Disinterested Directors as deemed in Paragraph 12 or by vote of the holders of a majority of the outstanding Shares) or by us or you upon notice to the other party hereto. This Agreement will terminate automatically in the event of its assignment (as deemed in the Act).

                  All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or such other address as either party shall so provide the other.

                  This Agreement will be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                  This Agreement has been approved by vote of a majority of (a) the Funds' Board of Directors and (b) those Directors of the Funds who are not "interest persons" (as defined in the Act) of the Funds and have no direct or indirect financial interest in the operation of the Shareholder Service Plan adopted by the Funds regarding




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the provision of support services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Directors").




                                Very truly yours,



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Service Organization Name (Please Print or Type)


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Address


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City                                 State                          Zip Code



Dated:
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By:
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                              Authorized Signature


NOTE:
Please return both signed copies of this Agreement to Concord Financial Group, Inc. Upon acceptance one countersigned copy will be returned for your files.

                                    Accepted
                                    Concord Financial Group, Inc.


Dated:
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By:
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                                            Authorized Signature


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                           PACIFIC HORIZON FUNDS INC.
                                  AUTHORIZATION



The following person or persons represent(s) and warrant(s) that he (they) are fully authorized to purchase or redeem shares on behalf of the beneficial owners.



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